TRANS-ALLEGHENY INTERSTATE LINE COMPANY

UNAUDITED INTERIM FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

GLOSSARY OF TERMS
The following abbreviations and acronyms are used in this report to identify Trans-Allegheny Interstate Line Company and its current and former affiliated companies.

ATSI	American Transmission Systems, Incorporated, formerly a direct subsidiary of FE that became a subsidiary of FET in April 2012, which owns and operates transmission facilities.
FE	FirstEnergy Corp., a publicly owned holding company
FESC	FirstEnergy Service Company, which provides legal, financial and other corporate support services
FET	FirstEnergy Transmission, LLC, formerly known as Allegheny Energy Transmission, LLC which is the parent of ATSI and TrAIL and has a joint venture in PATH.
FirstEnergy	FirstEnergy Corp., together with its consolidated subsidiaries
PATH	Potomac-Appalachian Transmission Highline, LLC, a joint venture between FE and a subsidiary of AEP
TrAIL	Trans-Allegheny Interstate Line Company, a subsidiary of FET, which owns and operates transmission facilities
WP	West Penn Power Company, a Pennsylvania electric utility operating subsidiary

The following abbreviations and acronyms are used to identify frequently used terms in this report.
AEP	American Electric Power Company, Inc.
AFUDC	Allowance for Funds Used During Construction
ASU	Accounting Standards Update
ERO	Electric Reliability Organization
FASB	Financial Accounting Standards Board
FERC	Federal Energy Regulatory Commission
GAAP	Accounting Principles Generally Accepted in the United States of America
kV	Kilovolt
MISO	Midcontinent Independent System Operator, Inc.
NERC	North American Electric Reliability Corporation
NYISO	New York Independent System Operator, Inc.
OATT	Open Access Transmission Tariff
PJM	PJM Interconnection, L.L.C.
PPUC	Pennsylvania Public Utility Commission
RFC	ReliabilityFirst Corporation
RTEP	Regional Transmission Expansion Plan
SERTP	Southeastern Regional Transmission Planning
U.S. Court of Appeals for the D.C. Circuit	United States Court of Appeals for the District of Columbia Circuit
U.S. Court of Appeals for the Seventh Circuit	United States Court of Appeals for the Seventh Circuit
VSCC	Virginia State Corporation Commission
WVPSC	Public Service Commission of West Virginia

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TRANS-ALLEGHENY INTERSTATE LINE COMPANY
STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
(In thousands)	2014	2013	2014	2013

REVENUES	$52,309	$55,904	$160,821	$154,526

OPERATING EXPENSES:
Operation and maintenance expenses	2,478	5,973	6,815	6,955
Provision for depreciation	8,082	7,037	22,474	20,634
General taxes	2,649	2,764	8,250	6,932
Total operating expenses	13,209	15,774	37,539	34,521

OPERATING INCOME	39,100	40,130	123,282	120,005

OTHER INCOME (EXPENSE):
Miscellaneous (expense) income	(115)	(30)	56	(66)
Interest expense	(5,666)	(5,545)	(17,195)	(16,906)
Capitalized financing costs	1,134	54	7,828	241
Total other expense	(4,647)	(5,521)	(9,311)	(16,731)

INCOME BEFORE INCOME TAXES	34,453	34,609	113,971	103,274

INCOME TAXES	13,661	14,395	43,274	41,387

NET INCOME	$20,792	$20,214	$70,697	$61,887

The accompanying Notes to Financial Statements are an integral part of these financial statements.

TRANS-ALLEGHENY INTERSTATE LINE COMPANY
BALANCE SHEETS
(Unaudited)

(In thousands, except share amounts)	September 30, 2014	December 31, 2013
ASSETS
CURRENT ASSETS:
Receivables-
Affiliated companies	$15,393	$16,833
Other	17,457	16,007
Accumulated deferred income taxes	110,041	93,349
Prepayments and other	12,177	10,837
	155,068	137,026
UTILITY PLANT:
In service	1,518,964	1,318,055
Less — Accumulated provision for depreciation	69,677	51,923
	1,449,287	1,266,132
Construction work in progress	123,607	108,943
	1,572,894	1,375,075
OTHER PROPERTY AND INVESTMENTS:
Other	6,359	6,411

DEFERRED CHARGES AND OTHER ASSETS:
Regulatory assets	80,827	80,615
Property taxes	4,250	4,150
Other	1,999	2,656
	87,076	87,421
	$1,821,397	$1,605,933

LIABILITIES AND CAPITALIZATION
CURRENT LIABILITIES:
Currently payable long-term debt	$450,756	$—
Short-term borrowings - affiliated companies	43,173	192,587
Accounts payable-
Affiliated companies	5,559	27
Other	12	119
Accrued taxes	33,067	17,152
Accrued interest	3,800	8,300
	536,367	218,185
CAPITALIZATION:
Common stockholder's equity-
Common stock, $1 par value, 5,000 shares authorized - 1,000 shares outstanding	1	1
Other paid-in capital	854,298	648,524
Retained earnings	79,306	8,609
Total common stockholder's equity	933,605	657,134
Long-term debt and other long-term obligations	—	452,718
	933,605	1,109,852
NONCURRENT LIABILITIES:
Accumulated deferred income taxes	342,043	267,970
Property tax credits	4,250	4,150
Other	5,132	5,776
	351,425	277,896
COMMITMENTS AND CONTINGENCIES (Note 5)
	$1,821,397	$1,605,933

The accompanying Notes to Financial Statements are an integral part of these financial statements.

TRANS-ALLEGHENY INTERSTATE LINE COMPANY
STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30
(In thousands)	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$70,697	$61,887
Adjustments to reconcile net income to net cash from operating activities-
Provision for depreciation	22,474	20,634
Deferred income taxes and investment tax credits, net	53,374	(5,283)
Uncollected transmission revenue	(4,720)	13,479
Allowance for funds used during construction - equity	(5,889)	5
Changes in current assets and liabilities-
Accounts receivable	(10)	4,377
Prepayments and other current assets	(1,340)	(1,210)
Accounts payable	(145)	(110,781)
Accrued taxes	16,690	4,683
Accrued interest	(4,500)	(4,500)
Other	2,356	3,032
Net cash provided from (used for) operating activities	148,987	(13,677)

CASH FLOWS FROM FINANCING ACTIVITIES:
Equity contribution from parent	205,000	—
Short-term borrowings, net	(149,414)	56,858
Other	(327)	(533)
Net cash provided from financing activities	55,259	56,325

CASH FLOWS FROM INVESTING ACTIVITIES:
Property additions	(204,115)	(42,571)
Other	(131)	(77)
Net cash used for investing activities	(204,246)	(42,648)

Net change in cash and cash equivalents	—	—
Cash and cash equivalents at beginning of period	—	—
Cash and cash equivalents at end of period	$—	$—

The accompanying Notes to Financial Statements are an integral part of these financial statements.

TRANS-ALLEGHENY INTERSTATE LINE COMPANY
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

Note Number		Page Number
1	Organization and Basis of Presentation	4
2	Fair Value Measurements	4
3	Taxes	4
4	Regulatory Matters	4
5	Commitments and Contingencies	4

TRANS-ALLEGHENY INTERSTATE LINE COMPANY
NOTES TO FINANCIAL STATEMENTS (Continued)
(Unaudited)

1. ORGANIZATION AND BASIS OF PRESENTATION

TrAIL is a wholly owned subsidiary of FET, a direct subsidiary of FE. TrAIL was formed to construct, manage and finance transmission expansion projects, including a 500 kV transmission line from southwestern Pennsylvania through West Virginia and into Virginia (TrAIL Line). All segments of the TrAIL Line were energized and placed into service on May 19, 2011.

TrAIL is subject to regulation by the FERC, the PPUC, VSCC and WVPSC.

As a result of the challenging competitive environment, FirstEnergy has redirected its growth strategy to pursue more predictable and sustainable long-term growth opportunities in its regulated businesses. The centerpiece of this strategy is a $4.2 billion “Energizing the Future” investment program that began in 2014 and will continue through 2017 to upgrade and expand the transmission system owned by FirstEnergy’s Regulated Transmission segment, which includes TrAIL. In total, FirstEnergy has identified significant additional transmission investment opportunities across its entire 24,000 mile transmission system, making this a continuing platform for growth in the years beyond 2017. Additionally, beginning in 2014 TrAIL has incurred increased AFUDC equity related to these investments.

Certain information and disclosures normally included in financial statements and notes prepared in accordance with GAAP have been condensed or omitted. These interim financial statements should be read in conjunction with the financial statements and notes included in TrAIL's audited financial statements for the year ended December 31, 2013.

The preparation of financial statements in conformity with GAAP requires management to make periodic estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities. Actual results could differ from these estimates. The reported results of operations are not indicative of results of operations for any future period. TrAIL has evaluated events and transactions for potential recognition or disclosure through December 8, 2014, the issuance date of the financial statements.

New Accounting Pronouncements

New accounting pronouncements not yet effective are not expected to have a material effect on TrAIL's financial statements.

2. TAXES

TrAIL’s interim effective tax rates reflect the estimated annual effective tax rates for 2014 and 2013, adjusted for tax expense associated with certain discrete items that may occur in any given period, but are not consistent from period to period.

TrAIL’s effective tax rates for the three months ended September 30, 2014 and 2013 were 39.7% and 41.6%, respectively. TrAIL’s effective tax rates for the nine months ended September 30, 2014 and 2013 were 38.0% and 40.1%, respectively.

For federal income tax purposes, TrAIL files as a member of the FE consolidated group. In April 2014, the Internal Revenue Service completed its examination of FE’s 2011 and 2012 federal income tax returns and issued Revenue Agent Reports for those years, which did not result in a material impact to TrAIL’s effective tax rate.

3. FAIR VALUE MEASUREMENTS

The following table provides the approximate fair value and related carrying amounts of long-term debt as of September 30, 2014 and December 31, 2013.

	September 30, 2014		December 31, 2013
(In millions)	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Long-term debt (including amounts due within one year)	$451	$454	$453	$461

The fair values of long-term debt reflect the present value of the cash outflows relating to those securities based on the current call price, the yield to maturity or the yield to call, as deemed appropriate at the end of each respective period. The yields assumed were based on securities with similar characteristics offered by corporations with credit ratings similar to those of TrAIL. TrAIL classified long-term debt as Level 2 in the fair value hierarchy as of September 30, 2014 and December 31, 2013.

TRANS-ALLEGHENY INTERSTATE LINE COMPANY
NOTES TO FINANCIAL STATEMENTS (Continued)
(Unaudited)

On March 31, 2014, FET, TrAIL and ATSI entered into extensions and amendments to its existing multi-year syndicated revolving credit facility. The facility was extended until March 31, 2019 and amended to increase TrAIL's individual borrower sublimit to $400 million from $200 million. The lending banks' commitments under the facility remain at $1 billion.

4. REGULATORY MATTERS

RELIABILITY MATTERS

Federally-enforceable mandatory reliability standards apply to the bulk power system and impose certain operating, record-keeping and reporting requirements on TrAIL. NERC is the ERO designated by FERC to establish and enforce these reliability standards, although NERC has delegated day-to-day implementation and enforcement of these reliability standards to eight regional entities, including RFC. All of FirstEnergy's facilities are located within the RFC region. TrAIL actively participates in the NERC and RFC stakeholder processes, and otherwise monitors and manages its assets in response to the ongoing development, implementation and enforcement of the reliability standards.

TrAIL believes that it is in compliance with all currently-effective and enforceable reliability standards. Nevertheless, in the course of operating its extensive electric utility systems and facilities, TrAIL occasionally learns of isolated facts or circumstances that could be interpreted as excursions from the reliability standards. If and when such items are found, TrAIL develops information about the item and develops a remedial response to the specific circumstances, including in appropriate cases self-reporting an item to RFC. NERC, RFC and FERC continue to refine existing reliability standards as well as to develop and adopt new reliability standards. Any inability on TrAIL's part to comply with the reliability standards for its bulk power system could result in the imposition of financial penalties that could have a material adverse effect on its financial condition, results of operations and cash flows.

FERC MATTERS

PJM Transmission Rates

PJM and its stakeholders have been debating the proper method to allocate costs for new transmission facilities. While FirstEnergy and other parties advocated for a traditional "beneficiary pays" (or usage based) approach, others advocate for “socializing” the costs on a load-ratio share basis where each customer in a given transmission zone would pay based on its total usage of energy within PJM. This question has been the subject of extensive litigation before FERC and the appellate courts, including most recently before the Seventh Circuit. On June 25, 2014, a divided three-judge panel of the U.S. Court of Appeals for the Seventh Circuit ruled that FERC had not quantified the benefits that western PJM utilities would derive from certain new 500 kV or higher lines and thus had not adequately supported its decision to socialize the costs of these lines by means of a "postage-stamp" rate. The majority found that eastern PJM utilities are the primary beneficiaries of the lines, while western PJM utilities are only incidental beneficiaries, and that, while incidental beneficiaries should pay some share of the costs of the lines, that share should be proportionate to the benefit they derive from them, and not based on load-ratio share in PJM as a whole. The court remanded the case to FERC for further proceedings to implement its findings and ruling. On September 5, 2014, the Seventh Circuit denied a petition for rehearing and rehearing en banc of the panel's decision.

Order No. 1000, issued by FERC on July 21, 2011, announced new policies regarding transmission planning and transmission cost allocation. Order No. 1000 required the submission of a compliance filing by PJM or the PJM transmission owners demonstrating that the cost allocation methodology for new transmission projects directed by the PJM Board of Managers satisfied the principles set forth in the order. On August 15, 2014 the D.C. Circuit affirmed Order No. 1000, including its termination of certain "right of first refusal" privileges discussed in more detail below. On October 17, 2014, the court denied a request for rehearing that had been filed by representatives of certain public power entities.

In series of orders, including certain of the orders related to the Order No. 1000 proceedings, FERC has asserted that the PJM transmission owners do not hold an incumbent “right of first refusal” to construct, own and operate transmission projects within their respective footprints that are approved as part of PJM’s RTEP process. FirstEnergy and other PJM transmission owners have appealed these rulings, and those appeals are pending before the D.C. Circuit.

To demonstrate compliance with the regional cost allocation principles of Order No. 1000, the PJM transmission owners, including FirstEnergy, submitted a filing to FERC proposing a hybrid method of 50% beneficiary pays and 50% postage stamp to be effective for RTEP projects approved by the PJM Board of Managers on, and after, the effective date of the compliance filings. FERC accepted the filing, subject to additional compliance filings. Requests for rehearing by certain parties remain pending. Separately, the PJM transmission owners, including FirstEnergy, submitted filings to FERC setting forth the cost allocation method for projects that cross the borders between: (1) the PJM region and the NYISO region and; (2) the PJM region and the FERC-jurisdictional members of the SERTP region. These filings propose to allocate the cost of these interregional transmission projects based on the costs of projects that otherwise would have been constructed separately in each region. On the same date, also in response to Order No. 1000, the PJM transmission owners, including FirstEnergy, also submitted to FERC a filing stating that the cost allocation provisions

TRANS-ALLEGHENY INTERSTATE LINE COMPANY
NOTES TO FINANCIAL STATEMENTS (Continued)
(Unaudited)

for interregional transmission projects provided in the Joint Operating Agreement between PJM and MISO comply with the requirements of Order No. 1000. On December 30, 2013, FERC conditionally accepted the PJM/SERTP cross-border project cost allocation filing, subject to refund and future orders in PJM's and the SERTP region participants' related Order No. 1000 interregional compliance proceedings. The PJM/NYISO and PJM/MISO cross-border project cost allocation filings remain pending before FERC. On November 7, 2014, Consolidated Edison Company of New York filed a complaint against PJM at FERC alleging improper allocation of RTEP costs under Order No. 1000 and violation of the FERC principle that a beneficiary pays commensurate with the benefits received. As a PJM transmission owner and a party to the PJM Order No. 1000 matters. FirstEnergy intervened in the proceeding on behalf of its transmission affiliates, including TrAIL. The outcome of the complaint and its impact on Order No. 1000 filings and the FirstEnergy transmission owners cannot be predicted at this time.

The outcome of these proceedings and their impact, if any, on TrAIL cannot be predicted at this time.

TrAIL Petition for Authorization to Pay Dividends

On October 7, 2014, and clarified on November 7, 2014, TrAIL filed a petition with FERC requesting authorization to declare and pay periodic dividends out of paid-in capital from time to time on an as-needed basis to maintain its capital structure within the range of capital structures approved by FERC for transmission-owning investor-owned utilities. This authorization will provide flexibility to TrAIL to maintain its capital structure without having to issue new long-term debt. On November 24, 2014, FERC granted the petition for declaratory order, permitting TrAIL to pay periodic dividends to FET out of paid-in capital through 2017, without prejudice to TrAIL filing another petition after 2017, if circumstances warrant. In accordance with the declaratory order and subject to consideration by and approval of TrAIL's board of directors, TrAIL expects to pay FET a dividend of approximately $135 million out of retained earnings and other paid-in capital before the end of 2014 in order to maintain its desired capital ratio.

STATE REGULATORY MATTERS

In response to a December 2013 request by TrAIL for approval to locate and construct a 345 kV transmission project in western Pennsylvania, the PPUC in February 2014 approved the project, but requested an economic analysis of the costs and benefits to Pennsylvania ratepayers of TrAIL owning the project as compared with another FirstEnergy affiliate such as WP. On March 7, 2014, TrAIL filed a petition for reconsideration of the PPUC’s order. By order entered October 23, 2014, the PPUC denied the petition for reconsideration and directed TrAIL to submit the economic analysis as the PPUC requested in its February 2014 order. TrAIL submitted the requested information in compliance with the PPUC order on November 24, 2014.

5. COMMITMENTS AND CONTINGENCIES

Various federal, state and local authorities regulate TrAIL with regard to air and water quality and other environmental matters. Compliance with environmental regulations could have a material adverse effect on TrAIL's earnings and competitive position to the extent that TrAIL competes with companies that are not subject to such regulations and, therefore, do not bear the risk of costs associated with compliance, or failure to comply, with such regulations.

There are various lawsuits, claims and proceedings related to TrAIL's normal business operations pending against TrAIL. The loss or range of loss in these matters is not expected to be material to TrAIL. The other potentially material items not otherwise discussed above are described under Note 4, Regulatory Matters of the Notes to Financial Statements.

TrAIL accrues legal liabilities only when it concludes that it is probable that it has an obligation for such costs and can reasonably estimate the amount of such costs. In cases where TrAIL determines that it is not probable, but reasonably possible that it has a material obligation, it discloses such obligations and the possible loss or range of loss if such estimate can be made. If it were ultimately determined that TrAIL has legal liability or is otherwise made subject to liability, it could have a material adverse effect on TrAIL's financial condition, results of operations and cash flows.